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                                                                                                Exhibit 21
                            THERMO ECOTEK CORPORATION
                         Subsidiaries of the Registrant
      At November 17, 1999, the Registrant owned the following companies:
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                                   NAME                                        STATE OR        PERCENT OF
                                                                             JURISDICTION      OWNERSHIP
                                                                                  OF
                                                                             INCORPORATION
------------------------------------------------------------------------------------------------------------

    Central Valley Fuels Management Inc.                                       Delaware           100
    Delano Energy Company Inc.                                                 Delaware           100
    Eco Fuels Inc.                                                              Wyoming           100
    Independent Power Services Corporation                                      Nevada            100
    KFP Operating Company, Inc.                                                Delaware           100
    Lake Worth Generation Corporation                                          Delaware           100
    Lake Worth Generation LLC                                                  Delaware           100
    Mountainview Power Company                                                 Delaware           100
    Mountainview Power Company LLC                                             Delaware           100
    Riverside Canal Power Company                                             California          100
    SFS Corporation                                                          New Hampshire        100
    TCK Fuels Inc.                                                             Delaware           100
        KFx Fuel Partners, L.P.                                                Delaware           95*
        (2% of which is owned
        directly by Eco Fuels Inc.)
    TES Securities Corporation                                                 Delaware           100
    Thermendota, Inc.                                                         California          100
        Mendota Biomass Power, Ltd.                                           California          100
        (additionally 0.1% of the shares are owned
        directly by Thermo Ecotek Corporation)
           MBPL Agriwaste Corporation                                         California          100
    Thermo Ecotek International Holdings Inc.                               Cayman Islands        100
        Thermo Ecotek Europe Holdings B.V.                                    Netherlands         100
           Gouripore Power Company Pvt. Ltd.                                     India             83
           EMD Ventures B.V.                                                  Netherlands         65*
               Kraftwerk, Premnitz GmbH & Co KG                                 Germany           100
               EMD Pribram sro                                              Czech Republic        50*
               Magnicon B.V.                                                  Netherlands          50
               (additionally 50% of the shares are owned
               directly by Thermo Ecotek Europe Holdings B.V.)
               ECS sro                                                      Czech Republic        50*
           EuroEnergy Group B.V.                                              Netherlands         50*
        Thermo EuroVentures sro                                             Czech Republic        100
    Thermo Ecotek International Inc.                                        Cayman Islands        100
        TCK Cogeneration Dominicana Inc.                                    Cayman Islands        100
        (1% of which shares are owned directly by Thermo Ecotek International
        Holdings Inc.)
        TCK Dominicana Holdings Inc.                                        Cayman Islands        100
        (1% of which shares are owned directly by
        Thermo Ecotek International Holdings Inc.)


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                                                    2
                                   NAME                                        STATE OR        PERCENT OF
                                                                             JURISDICTION      OWNERSHIP
                                                                                  OF
                                                                             INCORPORATION
------------------------------------------------------------------------------------------------------------

    Thermo Electron of Maine, Inc.                                               Maine            100
        Gorbell/Thermo Electron Power Company                                    Maine            100
    Thermo Electron of New Hampshire, Inc.                                   New Hampshire        100
        Hemphill Power and Light Company                                     New Hampshire        66*
    Thermo Electron of Whitefield, Inc.                                      New Hampshire        100
        Whitefield Power and Light Company                                   New Hampshire        100*
        (39% of which is owned
        directly by SFS Corporation)
    Star Natural Gas Company                                                   Delaware            95
        Star/RESC LLC                                                            Texas             75
        Starfield Services Company                                             Delaware           100
        Totem Gas Storage Company LLC                                          Colorado            90
    Thermo Fuels Company, Inc.                                                California          100
    Thermo Trilogy Corporation                                                 Delaware          80.03
        Thermo Trilogy International Holdings, Inc.                         Cayman Islands        100
           AgriSense-BCS, Ltd.                                                  England           100
           P J Margo Pvt. Ltd.                                                   India            50*
           AgriDyne Technologies S.A. de C.V.                                   Mexico            100
    Ulna Incorporated                                                         California          100
    Woodland Biomass Power, Inc.                                              California          100
        Woodland Biomass Power, Ltd.                                          California          100*
        (.1% of which is owned directly
        by Thermo Ecotek Corporation)

* Joint Venture/Partnership

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